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                                                                    EXHIBIT 10.2

                              INFOSPACE.COM, INC.
                  RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN


1.   Establishment, Purpose, and Definitions.

     (a) There is hereby adopted the Restated 1996 Flexible Stock Incentive Plan (the "PLAN") of InfoSpace.com, Inc., a Delaware corporation (the "COMPANY").

     (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire Common Stock of the Company (the "STOCK"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "INCENTIVE STOCK OPTIONS") under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422 or 423 of the Code (referred to as "NONQUALIFIED STOCK OPTIONS"). The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARS"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

     (c) The term "AFFILIATES" as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

2.   ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "BOARD") or a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board (the "PLAN ADMINISTRATOR"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding
          (i) "outside directors" as contemplated by Section 162(m) of the Code and


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          (ii) "nonemployee directors" as contemplated by Rule 16b-3 under the
          Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     (b) The Plan Administrator shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

     (c) The Plan Administrator may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the Optionee's rights under an outstanding option shall not be made without the Optionee's written consent. The Plan Administrator may, with the Optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option. Notwithstanding the foregoing, any change or adjustment to an incentive stock option shall not, without the Optionee's written consent, be made in a manner so as to constitute a "modification" that would cause such incentive stock option to fail to continue to qualify as an incentive stock option.

     (d) The Plan Administrator shall also determine which eligible individuals (as defined in paragraph 4, below) shall be issued Stock or SARs under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares or SARs to be granted. The Stock shall be issued for such consideration (if any) as the Plan Administrator deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the "RESTRICTED STOCK PURCHASE AGREEMENT" or the "RESTRICTED STOCK BONUS AGREEMENT"). The Plan Administrator may amend any Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement, but any amendment which would adversely affect the stockholder's rights to the Stock shall not be made without his or her written consent.

     (e) The Plan Administrator shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Plan Administrator shall be binding on all participants.

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3.   STOCK SUBJECT TO THE PLAN.

     (a) An aggregate of not more than Three Million (3,000,000) shares of Stock shall be available for the grant of stock options or the issuance of Stock under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the Optionee and will thereafter not be available under the Plan.

     (b) If there is any change in the Stock subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a SAR Agreement through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, appropriate adjustments shall be made by the Plan Administrator in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a SAR Agreement.

4. ELIGIBLE INDIVIDUALS. Individuals who shall be eligible to have granted to them the options, Stock or SARs provided for by the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Plan Administrator, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

5.   THE OPTION PRICE.

     (a) The exercise price of the Stock covered by each incentive stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. The exercise price of the Stock covered by each nonqualified stock option shall be as determined by the Plan Administrator and shall be not less than 85% of the per share fair market value of such Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the

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          date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.

     (b) The fair market value shall be as established in good faith by the Plan Administrator or (i) if the Stock is listed on the Nasdaq National Market, the fair market value shall be the closing selling price for the stock as reported by the Nasdaq National Market for a single day or (ii) if the Stock is listed on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing selling price for the Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the fair market value.

6.   TERMS AND CONDITIONS OF OPTIONS.

     (a) Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

     (b) The Plan Administrator shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than 10 years and that, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term shall be for no more than five years.

     (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. In the event the optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

     (d) The Stock Option Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Plan Administrator. If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it. To the extent required by applicable law, options granted under the Plan must provide for the right of the optionee to exercise the option at the rate of at least 20% per year over 5 years from the date the option is granted.

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7.   TERMS AND CONDITIONS OF STOCK PURCHASES AND BONUSES.

     (a) Each sale or grant of stock pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement executed by the Company and the person to whom such stock is sold or granted.

     (b) The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Plan Administrator, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions. To the extent required by applicable law, any right of the Company to repurchase stock granted pursuant to a restricted stock purchase or restricted stock bonus at the original purchase price (i) must lapse at the rate of at least 20% per year over 5 years from the date the stock was purchased, which right must be exercised within 90 days of termination of employment for cash or cancellation of purchase money indebtedness for the shares, and (ii) if the right is assignable, the assignee must pay the Company upon assignment of the right cash equal to the difference between the original price and fair value if the original purchase price is less than fair value.

     (c) The purchase price of Stock sold hereunder pursuant to a Restricted Stock Purchase Agreement shall be the price determined by the Plan Administrator on the date the right to purchase Stock is granted; provided, however that (i) such price shall not be less than 85% of the per share fair market value of such Stock on the date the right to purchase Stock is granted and (ii) to the extent required by applicable law, in the case of any person who owns Company stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, such price shall be 100% of the per share fair market value of such Stock at the time the right to purchase Stock is granted, or at the time the purchase is consummated.

8. TERMS AND CONDITIONS OF SARS. The Plan Administrator may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted. The SAR agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Plan Administrator.

9. USE OF PROCEEDS. Cash proceeds realized from the sale of Stock under the Plan shall constitute general funds of the Company.

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10.  AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

     (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company's stockholders, and provided further that, except as provided in paragraph 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

          (i) To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

          (ii) To change the designation or class of persons eligible to receive incentive stock options under the Plan.

     (b) No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on April 10, 2006, unless previously terminated by the Board pursuant to this paragraph 10.

11. The Plan Administrator shall establish and set forth in each instrument that evidences an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an optionee ceases to be employed by, or to provide services to, the Company or an Affiliate, which provisions may be waived or modified by the Plan Administrator at any time.

12. ASSIGNABILITY. Each option granted pursuant to this Plan shall, during optionee's lifetime, be exercisable only by him, and the option shall not be transferable by optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such transfer, assignment and exercisability and may permit an optionee to designate a beneficiary who may exercise the option after the optionee's death; provided, however, that any option so transferred or assigned shall be subject to all the same terms and conditions contained in the instrument evidencing the option. Stock subject to a Restricted Stock Purchase Agreement or a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement.

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13.  PAYMENT UPON EXERCISE OF OPTIONS.

     (a) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, a certified check, bank draft, postal or express money order payable to the order of the Company, provided, however, that the Plan Administrator, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) tendering (either actually or, if and so long as the Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of Stock owned by the optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) on the day prior to the exercise date equal to the aggregate option exercise price; (ii) if and so long as the stock is registered under Section 12(b) or 12(g) of the Exchange Act, by delivery on a form prescribed by the Plan Administrator of an irrevocable direction to a securities broker approved by the Plan Administrator to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (ii) by delivery of the optionee's promissory note with such full recourse, interest, security, and redemption provisions as the Plan Administrator in its discretion determines appropriate; or (iii) in any combination of the foregoing. The amount of any promissory note delivered in connection with an incentive stock option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.. In addition, the Plan Administrator, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Plan Administrator's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof. The purchase price for shares purchased under an option may also be paid by such other consideration as the Plan Administrator may permit.

     (b) In the event that the exercise price is satisfied by the Plan Administrator retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to the exercise price, the Plan Administrator may issue Optionee an additional option, with terms identical to this option agreement, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

                                      -7-
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14.  WITHHOLDING TAXES.

     (a) No Stock shall be granted or sold under the Plan to any participant, and no SAR may be exercised, until the participant has made arrangements acceptable to the Plan Administrator for the satisfaction of federal, state, and local income and social security tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon exercise of a stock option or lapsing or restriction on stock issued under the Plan, the Company may satisfy its withholding obligations by withholding from the Optionee or requiring the stockholder to surrender shares of the Company's Stock sufficient to satisfy federal, state, and local income and social security tax withholding obligations.

     (b) In the event that such withholding is satisfied by the Company or the Optionee's employer retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to such withholding tax, the Plan Administrator may issue Optionee an additional option, with terms identical to the option agreement under which the option was received, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

15. RESTRICTIONS ON TRANSFER OF SHARES. At the discretion of the Plan Administrator, the Stock acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Plan Administrator shall deem advisable.

16.  CORPORATE TRANSACTION.

     (a) For purposes of this Section 16, a "CORPORATE TRANSACTION" shall include any of the following stockholder-approved transactions to which the Company is a party:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

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          (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

          (iii) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

     (b) In the event of any Corporate Transaction, any option or outstanding SAR shall terminate and any restricted stock shall be reconveyed to or repurchased by the Company immediately prior to the specified effective date of the Corporate Transaction; provided, however, that to the extent permitted by applicable law, including Section
          260.140.41 of the California Code of Regulations, any unvested option, SAR or any restricted stock that would otherwise vest within twelve months from the specified effective date of the Corporate Transaction shall vest and become exercisable, or become nonforfeitable, as applicable, immediately prior to the specified effective date of the Corporate Transaction. Notwithstanding the foregoing, options, SARs or restricted stock shall not terminate, accelerate or become nonforfeitable if, in connection with the Corporate Transaction, they are to be assumed by the successor corporation or its parent company, pursuant to options, SARs or restricted stock agreements providing substantially equal value and having substantially equivalent provisions as the options, SARs or restricted stock granted pursuant to this Plan.

17. STOCKHOLDER APPROVAL. This Plan shall only become effective with regard to incentive stock options upon its approval by a majority of the stockholders voting (in person or by proxy) at a stockholders' meeting held within 12 months of the Board's adoption of the Plan. The Plan Administrator may grant incentive stock options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained, no incentive stock option shall be exercisable.

18. INFORMATION TO PLAN PARTICIPANTS. The Company shall provide to each Plan participant, during any period for which said participant has one or more options or SARs or shares acquired pursuant to the Plan outstanding, copies of annual reports of the Company issued during said period.

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19.  NO RIGHTS AS A STOCKHOLDER.  No option shall entitle the optionee to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such option, free of all applicable restrictions.

20. NO TRUST OR FUND. The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any optionee, and no optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

21. SEVERABILITY. If any provision of the Plan or any option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan and any such option shall remain in full force and effect.

                                      -10-
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                   TERMS OF STOCK OPTION GRANT PROGRAM FOR
                        NONEMPLOYEE DIRECTORS UNDER THE
               INFOSPACE.COM, INC. RESTATED 1996 FLEXIBLE STOCK
                                INCENTIVE PLAN

     The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of InfoSpace.com, Inc. (the "Company") under the InfoSpace.com, Inc. Restated 1996 Flexible Stock Incentive Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

     1.   ELIGIBILITY

     Each elected or appointed director of the Company who is not otherwise an employee of the Company or an Affiliate (an "Eligible Director") shall be eligible to receive Initial Grants and Annual Grants under the Plan, as described below.

     2.   INITIAL GRANTS

     (a) Each Eligible Director who is in office on the day the Program is adopted by the Board shall automatically receive a grant of a nonqualified stock option to purchase 1,250 shares of the Company's Stock on the day this Program is adopted by the Board.

     (b) A nonqualified stock option to purchase 10,000 shares of the Company's Stock shall be granted to each Eligible Director upon such Eligible Director's initial election or appointment to the Board.

     (c) Initial grants ("Initial Grants") shall become fully vested and exercisable one year after the date of grant, assuming continued service on the Board for such period.

     3.   SUPPLEMENTAL INITIAL GRANTS

     Each Eligible Director who is in office on November 19, 1998 shall automatically receive a grant of an option to purchase 10,000 shares of the Company's Stock on that date, which grant shall become fully vested and exercisable one year after the date of grant, assuming continued service on the Board for such period.

     4.   ANNUAL GRANTS

     Commencing with the 1999 Annual Shareholders' Meeting, each Eligible Director shall automatically receive a nonqualified stock option to purchase 2,500 shares of Stock immediately following each year's Annual Meeting (each, an "Annual Grant"); provided that any Eligible Director who received an Initial Grant within three months prior to an Annual Meeting shall not receive an Annual Grant until immediately following the second Annual Meeting after the date of such Initial Grant. Annual Grants shall become fully vested and exercisable one year after the date of grant, assuming continued service on the Board for such period.

     5.   OPTION EXERCISE PRICE

     The exercise price of an option shall be the "fair market value" of the Stock on the date of grant, as that term is defined in the Plan.

     6.   MANNER OF OPTION EXERCISE

     An option shall be exercised by giving the required notice to the Company, stating the number of shares of Stock with respect to which the option is being exercised, accompanied by payment in full for such Stock, which payment may be in whole or in part (a) in cash or check, (b) in shares of Stock owned by the Eligible Director for at least six months (or such shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a fair market value on the day prior to the exercise date equal to the aggregate option exercise price, or (c) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

     7.   TERM OF OPTIONS

     Each option shall expire ten years from the date of grant thereof, but shall be subject to earlier termination as follows:

     (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the unvested portion of any option granted to such Eligible Director shall terminate immediately and the vested portion of the option may be exercised by the Eligible Director only within three months after the date he or she ceases to be a director of the Company or prior to the date on which the option expires by its terms, whichever is earlier.

     (b) In the event of the death of an Eligible Director, the unvested portion of any option granted to such Eligible Director shall terminate immediately and the vested portion of the option may be exercised only within one year after the date of death of the Eligible Director or prior to the date on which the option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the option have passed by will or the applicable laws of descent and distribution, or the beneficiary designated pursuant to Section 12 of the Plan.

     8.   CORPORATE TRANSACTIONS

     In the event of any Corporate Transaction, each option that is at the time outstanding shall automatically accelerate so that each such option shall, immediately prior to the specified effective date of the Corporate Transaction, become fully vested and exercisable.

     9.   AMENDMENT

     The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an option.

     Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of options granted to Eligible Directors.